Exhibit (a)(29)

TD ASSET MANAGEMENT USA FUNDS INC.

FORM OF ARTICLES SUPPLEMENTARY

TD Asset Management USA Funds Inc., a Maryland corporation registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: Under a power contained in Article V of the charter (the “Charter”) of the Corporation, the Board of Directors of the Corporation, by resolutions duly adopted, reclassified the shares of each of the series and classes of common stock, par value $.0001 per share (the “Common Stock”), of the Corporation set forth below as additional shares of the series and classes of Common Stock set forth below:

A.       1,000,000,000 authorized but unissued shares of the Epoch U.S. Large Cap Core Equity Fund – Institutional Class are hereby reclassified as 400,000,000 additional shares of the TD 1- to 5-Year Corporate Bond Portfolio and 600,000,000 additional shares of the TD 5- to 10-Year Corporate Bond Portfolio;

B.       200,000,000 authorized but unissued shares of the Epoch U.S. Large Cap Core Equity Fund – Advisor Class are hereby reclassified as additional shares of the Epoch U.S. Equity Shareholder Yield Fund – Advisor Class;

C.       1,000,000,000 authorized but unissued shares of the Epoch Global All Cap Fund – Institutional Class are hereby reclassified as 500,000,000 additional shares of the TD Global Low Volatility Equity Fund – Institutional Class and 500,000,000 additional shares of the Epoch Global Equity Shareholder Yield Fund – Institutional Class; and

D.       200,000,000 authorized but unissued shares of the Epoch Global All Cap Fund – Advisor Class are hereby reclassified as 100,000,000 additional shares of the TD Global Low Volatility Equity Fund – Advisor Class and 100,000,000 additional shares of the Epoch Global Equity Shareholder Yield Fund – Advisor Class.

The shares of each of the foregoing series and classes have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of shares of the applicable class of such series as set forth in the Charter.

SECOND: After the reclassification and designation of the shares of Common Stock pursuant to these Articles Supplementary, the 100,000,000,000 shares of Common Stock that the Corporation has authority to issue are classified and designated as follows:

Series and Class	Number of Shares
TD Money Market Portfolio – Investor Class TD Money Market Portfolio – Class A TD Money Market Portfolio – Premium Class TD Money Market Portfolio – Select Class	8,000,000,000 10,000,000,000 3,000,000,000 6,000,000,000
TD U.S. Government Portfolio – Investor Class TD U.S. Government Portfolio – Class A	7,000,000,000 5,000,000,000
TD Municipal Portfolio – Investor Class TD Municipal Portfolio – Class A	4,000,000,000 4,000,000,000
TD New York Municipal Money Market Portfolio – Investor Class TD New York Municipal Money Market Portfolio – Class A	2,000,000,000 2,000,000,000
TD California Municipal Money Market Portfolio – Investor Class TD California Municipal Money Market Portfolio – Class A	5,000,000,000 2,000,000,000
TD Institutional U.S. Government Fund – Institutional Class TD Institutional U.S. Government Fund – Institutional Service Class TD Institutional U.S. Government Fund – Commercial Class	7,000,000,000 5,000,000,000 4,500,000,000

TD Institutional Treasury Obligations Money Market Fund – Institutional Service Class

TD Institutional Treasury Obligations Money Market Fund – Commercial Class

TD Institutional Treasury Obligations Money Market Fund – Institutional Class

TD Institutional Treasury Obligations Money Market Fund – Class A

3,000,000,000 4,500,000,000 1,500,000,000 1,400,000,000

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Series and Class	Number of Shares
TD Short-Term Bond Fund – Institutional Class TD Short-Term Bond Fund – Advisor Class	2,800,000,000 300,000,000
TD Core Bond Fund – Institutional Class TD Core Bond Fund – Advisor Class	1,000,000,000 300,000,000
TD High Yield Bond Fund – Institutional Class TD High Yield Bond Fund – Advisor Class	1,000,000,000 200,000,000
TD 1- to 5-Year Corporate Bond Portfolio TD 5- to 10-Year Corporate Bond Portfolio	1,000,000,000 1,000,000,000
Epoch U.S. Equity Shareholder Yield Fund – Institutional Class Epoch U.S. Equity Shareholder Yield Fund – Advisor Class	1,000,000,000 400,000,000
Epoch Global Equity Shareholder Yield Fund – Institutional Class Epoch Global Equity Shareholder Yield Fund – Advisor Class	1,500,000,000 300,000,000
TD Global Low Volatility Equity Fund – Institutional Class TD Global Low Volatility Equity Fund – Advisor Class	1,500,000,000 300,000,000
TD Target Return Fund – Institutional Class TD Target Return Fund – Advisor Class	1,000,000,000 200,000,000
Epoch U.S. Small-Mid Cap Equity Fund – Institutional Class Epoch U.S. Small-Mid Cap Equity Fund – Advisor Class	1,000,000,000 200,000,000
TD Tactical Opportunities Fund	100,000,000

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THIRD: The shares of Common Stock described above have been reclassified and designated by the Board of Directors under the authority contained in the Charter.

FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.

FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of her knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be signed in its name and on its behalf by its Vice President and attested by its Secretary as of this ____ day of ________, 2017.

ATTEST:	TD ASSET MANAGEMENT USA
FUNDS INC.

	By:	(SEAL)
Curtis Barnes	Michele Teichner
Secretary	Vice President

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